Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner Jane B. Kearns Michael A. Kelman	(215) 286-7392 (215) 286-4794 (215) 286-3035	D’Arcy Rudnay John Demming	(215) 286-8582 (215) 286-8011

COMCAST REPORTS THIRD QUARTER 2010 RESULTS

Third Consecutive Quarter of Accelerating Growth

in Revenue and Operating Cash Flow

Revenue Increased 7%, Operating Cash Flow Increased 8%

and Operating Income Increased 14%

Generated $1 Billion of Free Cash Flow

Dividends and Share Repurchases Totaled $565 Million

Philadelphia, PA – October 27, 2010 …Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter ended September 30, 2010.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “Our results mark the third consecutive quarter of accelerating growth in revenue and operating cash flow, driven by overall customer growth, a robust advertising market and continued strength in Business Services. As we near completion of our All-Digital and DOCSIS 3.0 deployments, we are increasing the pace of innovation and new product introductions to our customers. We believe this focus on consistently improving the customer experience and on driving profitable growth will further strengthen our competitive position and build long-term value for our shareholders.”

Consolidated Financial Results

Revenue increased 7.3% in the third quarter of 2010 to $9.5 billion, while Operating Cash Flow increased 7.6% to $3.6 billion and Operating Income increased 14.2% to $2.0 billion. This growth was due to solid operating results in the Cable and Programming segments. Excluding $21 million of NBC Universal-related transaction costs, Operating Cash Flow increased 8.2%.

For the nine months ended September 30, 2010, revenue increased 5.7% to $28.2 billion, Operating Cash Flow increased 5.6% to $10.9 billion, and Operating Income increased 10.6% to $6.0 billion. Excluding $57 million of NBC Universal-related transaction costs, Operating Cash Flow increased 6.1%.

($ in millions)	3rd Quarter			Year to Date
	2009	2010	Growth	2009	2010	Growth
Revenue
Cable	$8,402	$8,981	6.9%	$25,303	$26,607	5.2%
Programming	383	416	8.7%	1,128	1,255	11.3%
Corporate & Other	60	92	49.8%	258	354	36.8%

Total Consolidated Revenue	$8,845	$9,489	7.3%	$26,689	$28,216	5.7%

Operating Cash Flow (OCF)
Cable	$3,312	$3,546	7.1%	$10,215	$10,786	5.6%
Programming	118	150	26.3%	343	423	23.2%
Corporate & Other	(104)	(118)	(12.2%)	(253)	(329)	(29.9%)

Total Consolidated OCF	$3,326	$3,578	7.6%	$10,305	$10,880	5.6%

For additional detail on revenue and operating expenses, customer metrics, and capital expenditures, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Earnings per Share1 (EPS) for the quarter ended September 30, 2010 was $0.31, a 6.1% decrease from the $0.33 reported in the third quarter of 2009. Excluding NBC Universal transaction-related costs, income tax benefits and one-time financing expenses, third quarter 2010 EPS increased 14.3% over the comparable period in 2009 (see Table 4).

•

Third quarter 2010 EPS: Includes $21 million of operating expenses plus $45 million of financing and other costs related to the NBC Universal transaction, resulting in total third quarter transaction costs of $66 million, or $39 million net of tax ($0.01 per share).

•

Third quarter 2009 EPS: Includes the recognition of income tax benefits of $251 million ($0.09 per share), partially offset by one-time financing expenses of $180 million, or $113 million net of tax ($0.04 per share).

EPS for the nine months ended September 30, 2010 was $0.93, stable compared to the prior year. Excluding NBC Universal transaction-related costs, income tax benefits and one-time financing expenses, EPS for the nine months ended September 30, 2010 increased 17.1% over the comparable period in 2009 (see Table 4).

•

Year-to-date 2010 EPS: Includes $57 million of operating expenses plus $97 million of financing and other costs related to the NBC Universal transaction, resulting in total year-to-date transaction costs of $154 million, or $92 million net of tax ($0.03 per share).

•

Year-to-date 2009 EPS: Includes the recognition of income tax benefits of $436 million ($0.15 per share) partially offset by one-time financing expenses of $180 million, or $113 million net of tax ($0.04 per share).

Capital Expenditures for the third quarter of 2010 increased $139 million, or 11.4%, to $1.4 billion, or 14.4% of total revenue, reflecting purchases of advanced (HD and/or DVR) boxes, digital transport adapters (DTAs) and increased investment in Comcast Business Services to support growth in these areas. For the nine months ended September 30, 2010, capital expenditures decreased 2.2% to $3.4 billion, representing 12.2% of total revenue.

Free Cash Flow (excluding any impact from the Economic Stimulus packages) was $1.0 billion in the third quarter of 2010, a 7.8% decline from $1.1 billion in the third quarter of 2009. The decrease in Free Cash Flow reflects higher cash income taxes and a modest increase in capital expenditures. Free Cash Flow for the nine months ended September 30, 2010 totaled $4.3 billion, a 17.0% increase as compared to $3.6 billion in 2009.

($ in millions)	3rd Quarter			Year to Date
	2009	2010	Growth	2009	2010	Growth
Net Cash Provided by Operating Activities	$2,612	$2,400	(8.1%)	$7,725	$7,732	0.1%
Capital Expenditures	(1,227)	(1,366)	11.4%	(3,508)	(3,429)	(2.2%)
Cash Paid for Capitalized Software	(99)	(102)	3.0%	(287)	(277)	(3.5%)
Cash Paid for Other Intangible Assets	(43)	(33)	(23.3%)	(96)	(95)	(1.0%)
Adjustments for Payment of Tax on Nonoperating Items	(84)	37	NM	66	68	3.0%

FCF (Including Economic Stimulus Packages)	$1,159	$936	(19.2%)	$3,900	$3,999	2.5%
Impact from Economic Stimulus Packages	(47)	89	NM	(252)	268	NM

Free Cash Flow	$1,112	$1,025	(7.8%)	$3,648	$4,267	17.0%

Note: The definition of Free Cash Flow remains unchanged and specifically excludes any impact from the 2008-2010 Economic Stimulus packages.

Cable Segment Results

For the quarter ended September 30, 2010, Cable segment revenue increased 6.9% to $9.0 billion compared to $8.4 billion in the third quarter of 2009. This increase reflects growth across our Video, High-Speed Internet and Voice residential services, a 55% increase in Business Services and a 27% increase in advertising revenue. Reflecting rate adjustments and a growing number of residential customers taking multiple products, the monthly average total revenue per video customer increased 10.4% to $129.75.

For the nine months ended September 30, 2010, revenue from the Cable segment increased 5.2% to $26.6 billion compared to $25.3 billion in 2009.

Operating Cash Flow for the third quarter of 2010 increased 7.1% to $3.5 billion compared to $3.3 billion in the third quarter of 2009. Operating Cash Flow margin was 39.5% in the third quarter of 2010, a slight increase compared to 39.4% reported in the third quarter of 2009. These results primarily reflect increases in video programming and marketing costs, partially offset by reduced customer service and high-speed Internet expenses.

For the nine months ended September 30, 2010, Operating Cash Flow from the Cable segment increased 5.6% to $10.8 billion compared to $10.2 billion in 2009. Year-to-date Operating Cash Flow margin was 40.5% compared to 40.4% in the first nine months of 2009.

Customers. As of September 30, 2010, Comcast’s Video, High-Speed Internet and Voice customers totaled 48 million, an increase of 1.2 million or 2.5% over the prior year.

(in thousands)	Customers			Net Adds
	3Q09	3Q10	Growth	3Q10	YTD
Video Customers	23,759	22,937	(3.5%)	(275)	(622)
High-Speed Internet Customers	15,684	16,696	6.5%	249	766
Voice Customers	7,379	8,353	13.2%	228	731

Combined Video, HSI and Voice Customers	46,821	47,987	2.5%	202	875
Digital Video Customers	18,005	19,456	8.1%	219	1,041

Total Revenue Generating Units	64,826	67,443	4.0%	421	1,916

Programming Segment Results

The Programming segment reported third quarter 2010 revenue of $416 million, an 8.7% increase, while Operating Cash Flow increased 26.3% to $150 million. These results reflect the impact of a strong advertising market across all networks and ratings strength at E!.

For the nine months ended September 30, 2010, Programming segment revenue increased 11.3% to $1.3 billion compared to the same time period in 2009. Operating Cash Flow increased 23.2% to $423 million compared to the same period last year.

Corporate and Other

Corporate and Other includes corporate overhead, Comcast Interactive Media (CIM), Comcast-Spectacor, and other operations and eliminations between Comcast’s businesses. For the quarter ended September 30, 2010, Corporate and Other reported revenue of $92 million, a 49.8% increase over the $60 million reported in the third quarter of 2009, reflecting revenue growth and the acquisition of Paciolan at Comcast-Spectacor and strong advertising revenue growth at CIM. The Operating Cash Flow loss for the third quarter of 2010 was $118 million compared to a loss of $104 million for the same time period in 2009. Excluding approximately $21 million of expenses related to the NBC Universal transaction, this quarter’s Operating Cash Flow loss would have been $97 million.

For the nine months ended September 30, 2010, Corporate and Other revenue increased 36.8% to $354 million from the $258 million reported in the first nine months of 2009. The Operating Cash Flow loss was $329 million compared to a loss of $253 million for the same time period in 2009. Excluding approximately $57 million of expenses related to the NBC Universal transaction, the year-to-date Operating Cash Flow loss would have been $272 million.

Share Repurchase and Dividend

During the third quarter of 2010, Comcast repurchased 17.5 million of its common shares for $300 million. Year-to-date, Comcast has repurchased 54.0 million of its common shares for $900 million. As of September 30, 2010, Comcast had approximately $2.4 billion of availability remaining under its share repurchase authorization.

During the third quarter of 2010, Comcast paid cash dividends totaling $265 million.

Notes:

1	Earnings per share amounts are presented on a diluted basis.

All percentages are calculated on whole numbers. Minor differences may exist due to rounding.

###

Conference Call Information

Comcast Corporation will host a conference call with the financial community today, October 27, 2010 at 8:30 a.m. Eastern Time (ET). The conference call will be broadcast live on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 10950140. A replay of the call will be available starting at 12:30 p.m. ET on October 27, 2010, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Monday, November 1st, 2010 at midnight ET, please dial (800) 642-1687 and enter passcode number 10950140. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

###

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

###

Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

###

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the nation’s leading providers of entertainment, information and communication products and services. With 22.9 million cable customers, 16.7 million high-speed Internet customers, and 8.4 million Comcast Digital Voice customers, Comcast is principally involved in the development, management and operation of cable systems and in the delivery of programming content.

Comcast’s content networks and investments include E! Entertainment Television, Style Network, Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, 11 regional sports networks operated by Comcast Sports Group and Comcast Interactive Media, which develops and operates Comcast’s Internet businesses, including Comcast.net (www.comcast.net). Comcast also has a majority ownership in Comcast-Spectacor, which owns two professional sports teams, the Philadelphia 76ers NBA basketball team and the Philadelphia Flyers NHL hockey team, and a large, multipurpose arena in Philadelphia, the Wells Fargo Center, and, through Global Spectrum, manages other facilities for sporting events, concerts and other events.

TABLE 1 Condensed Consolidated Statement of Operations (Unaudited)

(in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenue	$8,845	$9,489	$26,689	$28,216

Operating expenses	3,530	3,792	10,703	11,351
Selling, general and administrative expenses	1,989	2,119	5,681	5,985

	5,519	5,911	16,384	17,336

Operating cash flow	3,326	3,578	10,305	10,880

Depreciation expense	1,362	1,377	4,148	4,167
Amortization expense	253	247	760	746

	1,615	1,624	4,908	4,913

Operating income	1,711	1,954	5,397	5,967

Other income (expense)
Interest expense	(707)	(545)	(1,828)	(1,612)
Investment income (loss), net	148	109	218	210
Equity in net income (losses) of affiliates, net	(17)	(40)	(44)	(98)
Other income (expense)	2	(24)	13	(69)

	(574)	(500)	(1,641)	(1,569)

Income before income taxes	1,137	1,454	3,756	4,398

Income tax expense	(203)	(584)	(1,088)	(1,763)

Net income from consolidated operations	934	870	2,668	2,635

Net (income) loss attributable to noncontrolling interests	10	(3)	15	(18)

Net income attributable to Comcast Corporation	$944	$867	$2,683	$2,617

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.33	$0.31	$0.93	$0.93

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.0675	$0.0945	$0.2025	$0.2835

Diluted weighted-average number of common shares	2,877	2,810	2,890	2,826

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2009	September 30, 2010
ASSETS

Current Assets
Cash and cash equivalents	$671	$4,542
Investments	50	72
Accounts receivable, net	1,711	1,868
Other current assets	791	690

Total current assets	3,223	7,172

Investments	5,947	6,381

Property and equipment, net	23,855	23,328

Franchise rights	59,452	59,452

Goodwill	14,933	15,029

Other intangible assets, net	4,105	3,750

Other noncurrent assets, net	1,218	1,413

	$112,733	$116,525

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$3,094	$3,297
Accrued expenses and other current liabilities	2,999	3,260
Current portion of long-term debt	1,156	2,300

Total current liabilities	7,249	8,857

Long-term debt, less current portion	27,940	28,738

Deferred income taxes	27,800	27,347

Other noncurrent liabilities	6,767	7,571

Redeemable noncontrolling interests	166	144

Equity
Comcast Corporation shareholders’ equity	42,721	43,784
Noncontrolling interests	90	84

Total Equity	42,811	43,868

	$112,733	$116,525

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Nine Months Ended September 30,
	2009	2010

OPERATING ACTIVITIES
Net income from consolidated operations	$2,668	$2,635
Adjustments to reconcile net income from consolidated operations to net cash provided by operating activities:
Depreciation	4,148	4,167
Amortization	760	746
Share-based compensation	192	226
Noncash interest expense (income), net	125	105
Equity in net (income) losses of affiliates, net	44	98
(Gains) losses on investments and noncash other (income) expense, net	(146)	(78)
Deferred income taxes	572	(241)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in accounts receivable, net	(11)	(145)
Change in accounts payable and accrued expenses related to trade creditors	(73)	57
Change in other operating assets and liabilities	(554)	162

Net cash provided by operating activities	7,725	7,732

INVESTING ACTIVITIES
Capital expenditures	(3,508)	(3,429)
Cash paid for software and other intangible assets	(383)	(372)
Acquisitions, net of cash acquired	(36)	(183)
Proceeds from sales of investments	31	21
Purchases of investments	(142)	(54)
Other	37	149

Net cash provided by (used in) investing activities	(4,001)	(3,868)

FINANCING ACTIVITIES
Proceeds from borrowings	1,843	2,420
Repurchases and repayments of debt	(4,709)	(649)
Repurchases of common stock	(438)	(892)
Dividends paid	(568)	(800)
Other	(185)	(72)

Net cash provided by (used in) financing activities	(4,057)	7

Increase (decrease) in cash and cash equivalents	(333)	3,871

Cash and cash equivalents, beginning of period	1,195	671

Cash and cash equivalents, end of period	$862	$4,542

TABLE 4 Supplemental Information Alternate Presentation of Net Cash Provided by Operating Activities (Unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Operating income	$1,711	$1,954	$5,397	$5,967
Depreciation and amortization	1,615	1,624	4,908	4,913

Operating income before depreciation and amortization	3,326	3,578	10,305	10,880
Noncash share-based compensation expense	71	73	192	226
Changes in operating assets and liabilities	(3)	60	(239)	(10)

Cash basis operating income	3,394	3,711	10,258	11,096
Payments of interest	(615)	(661)	(1,678)	(1,630)
Payments of income taxes	(194)	(668)	(940)	(1,794)
Proceeds from interest, dividends and other nonoperating items	27	18	85	63
Excess tax benefit under share-based compensation presented in financing activities	-	-	-	(3)

Net Cash Provided by Operating Activities	$2,612	$2,400	$7,725	$7,732

Reconciliation of Operating Cash Flow excluding Operating Expenses related to the NBC Universal Transaction (Unaudited)

(in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2009	2010	Growth %	Margin %	2009	2010	Growth %	Margin %
Operating Cash Flow	$3,326	$3,578	7.6%	37.7%	$10,305	$10,880	5.6%	38.6%
Operating Expenses related to the NBC Universal Transaction	-	21			-	57

Operating Cash Flow excluding Operating Expenses related to the NBC Universal Transaction	$3,326	$3,599	8.2%	37.9%	$10,305	$10,937	6.1%	38.8%

Reconciliation of EPS Excluding Favorable Income Tax Benefits, Financing Charges and the Costs of the NBC Universal Transaction (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009		2010		2009		2010
(in millions, except per share data)	$	EPS (1)	$	EPS (1)	$	EPS (1)	$	EPS (1)
Net Income attributable to Comcast Corporation	$944	$0.33	$867	$0.31	$2,683	$0.93	$2,617	$0.93
Growth %			(8.2%)	(6.1%)			(2.5%)	0.0%
Favorable income tax benefits (2)	(251)	(0.09)	-	-	(436)	(0.15)	-	-
Financing charges, net of tax (3)	113	0.04	-	-	113	0.04	-	-
Costs related to the NBC Universal Transaction, net of tax (4)	-	-	39	0.01	-	-	92	0.03

Net Income attributable to Comcast Corporation
(excluding favorable tax adjustments, financing charges and costs related to the NBC Universal Transaction)	$806	$0.28	$906	$0.32	$2,360	$0.82	$2,709	$0.96

Growth %			12.4%	14.3%			14.8%	17.1%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)	2009 Net Income attributable to Comcast Corporation includes favorable income tax adjustments related to the settlement of uncertain tax positions and related interest.

(3)	3rd quarter 2009 Net Income attributable to Comcast Corporation includes financing charges of $180 million in total, $113 million net of tax.

(4)

3rd quarter 2010 Net Income attributable to Comcast Corporation includes $21 million of operating expense, $2 million of interest expense and $43 million of other expense ($66 million in total, $39 million net of tax) related to the NBC Universal Transaction. 2010 year to date Net Income attributable to Comcast Corporation includes $57 million of operating expense, $6 million of interest expense and $91 million of other expense ($154 million in total, $92 million net of tax) related to the NBC Universal Transaction.

Note: Minor differences may exist due to rounding.